IOH - CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is made and entered into as of July 2nd 2026 (the “Effective Date”), by and between: IQSTEL, Inc., a Nevada corporation (“Parent” or

“Contributor”), with its principal executive offices at 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134; and IQSTEL Operating Holdings Inc., a Nevada corporation (“NewCo”, “Company”, or

“Subsidiary”), with its principal executive offices at 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134 (or such other address as designated in its Articles of Incorporation). Parent and NewCo are

sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parent is engaged, directly and through its subsidiaries, in telecommunications, fintech, and related businesses (collectively, the “Business”);

WHEREAS, Parent formed NewCo as a wholly owned subsidiary under the laws of the State of Nevada, with authorized capital stock mirroring the capital structure of Parent (including Common Stock and multiple series of Preferred Stock, including Series A, B, C, and D Preferred Stock as set forth in NewCo’s Articles of Incorporation filed with the Nevada Secretary of State);

WHEREAS, Parent desires to contribute, assign, transfer, and convey to NewCo, and NewCo desires to accept and assume, the assets, properties, rights, businesses, and equity interests more particularly described in Schedule 1.2 attached hereto (collectively, the “Contributed Assets”), together with the assumption of certain associated liabilities more particularly described in Schedule 1.1 attached hereto (the “Assumed Liabilities”), in exchange for the issuance by NewCo to Parent of shares of NewCo’s capital stock, all on the terms and conditions set forth herein;

WHEREAS, the contribution contemplated hereby (the “Contribution”) is intended to consolidate the Contributed Assets into a single holding company entity to achieve operational efficiencies, strategic flexibility, and to better position the businesses for potential future growth, acquisitions, divestitures, reorganizations, or other corporate transactions;

WHEREAS, the Parties intend that the Contribution qualify for non-recognition treatment under Section 351 of the Code, provided, however, that neither Party makes any representation or warranty that such tax treatment will be achieved, and each Party shall bear its own tax risks associated with the Contribution; and

WHEREAS, the boards of directors of Parent and NewCo have approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I — DEFINITIONS

1.1  Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Articles of Incorporation of NewCo or as commonly understood in corporate reorganization transactions. For purposes of this Agreement:

▪  “Assumed Liabilities” means the liabilities of Parent and its subsidiaries related to the Contributed Assets that NewCo agrees to assume, as set forth on Schedule 1.1.

▪  “Contributed Assets” means all of Parent’s (and its applicable subsidiaries’) right, title, and interest in and to the assets, properties, and businesses comprising the operating operations, including but not limited to: (i) all equity interests in operating subsidiaries; (ii) intellectual property, contracts, customer relationships, equipment, inventory, accounts receivable, and other tangible and intangible assets used in the Business; (iii) books, records, and data related thereto; and (iv) such other assets as set forth on Schedule 1.2.

▪  “Excluded Assets” and “Excluded Liabilities” mean those assets and liabilities described in Schedule 1.3.

▪  “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, or other similar restriction or claim of any kind, whether arising by contract, operation of law, or otherwise.

▪  “Permitted Liens” means any of the following: (i) Liens for taxes, assessments, or governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (ii) Liens arising in the ordinary course of business that do not materially impair the value or use of the Contributed Assets; (iii) Liens disclosed in the Schedules to this Agreement; and (iv) such other Liens as Parent and NewCo may agree in writing prior to Closing.

Other defined terms appear throughout this Agreement.

ARTICLE II — CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

2.1  Contribution. Effective as of the Closing (as defined below), Parent hereby contributes, assigns, transfers, conveys, and delivers to NewCo, and NewCo hereby accepts from Parent, all of Parent’s right, title, and interest in and to the Contributed Assets, free and clear of all Liens (except for Permitted Liens).

2.2  Assumption. Effective as of the Closing, NewCo hereby assumes and agrees to pay, perform, and discharge when due all Assumed Liabilities. NewCo does not assume any Excluded Liabilities.

2.3  Further Assurances. Each Party agrees to execute and deliver such additional instruments, documents, and agreements, and to take such further actions, as may be reasonably necessary or desirable to effect the Contribution, perfect title to the Contributed Assets, and consummate the transactions contemplated hereby.

ARTICLE III — CONSIDERATION

3.1  Issuance of Shares. In consideration for the Contribution, NewCo shall issue to Parent such number of shares of its authorized capital stock (including Common Stock and, if and as determined by the Boards, shares of one or more series of Preferred Stock) as the Boards of Directors of Parent and NewCo shall mutually determine in good faith. Such issuance shall result in Parent owning 100% of the issued and outstanding capital stock of NewCo immediately following the Closing. The exact number and class(es) of shares shall be set forth in a closing certificate or supplemental schedule.

3.2  Capital Structure. The authorized capital stock of NewCo shall consist of the classes and series of stock set forth in its Articles of Incorporation. The specific number and class(es) of shares to be issued pursuant to Section 3.1 shall be set forth in a closing certificate or board resolution adopted at or prior to Closing.

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3.3  No Other Consideration. Except as expressly set forth herein, no additional cash, property, or other consideration shall be paid or delivered by either Party in connection with the Contribution.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to NewCo as follows (subject to disclosures in Schedules):

4.1  Organization and Authority. Parent is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Parent has full corporate power and authority to enter into this Agreement and to consummate the Contribution.

4.2  Ownership and Title. Parent (or its applicable subsidiaries) owns the Contributed Assets free and clear of all Liens, except for Permitted Liens. Parent has good and marketable title to the Contributed Assets and full authority to contribute them.

4.3  No Conflicts. The execution and delivery of this Agreement and the consummation of the

Contribution do not conflict with Parent’s organizational documents, any material contract, or any law applicable to Parent.

4.4  Compliance and Litigation. To Parent’s knowledge, the Contributed Assets and Business are in material compliance with applicable laws. There is no material litigation, claim, or proceeding pending or, to Parent’s knowledge, threatened relating to the Contributed Assets that would materially adversely affect the Contribution or NewCo’s ownership or operation thereof post-Closing.

4.5  Tax Matters. Parent has filed all material tax returns and paid all taxes due with respect to the Contributed Assets.

4.6  Contracts and Employees. All material contracts included in the Contributed Assets are valid and in full force. Parent has the right to assign them. Key employees and employee benefit plans associated with the Contributed Assets are identified in the Schedules.

4.7  Intellectual Property. Parent owns or has valid rights to use all intellectual property included in the Contributed Assets, free of material infringement claims.

4.8  Financial Information. [If material financials are provided: The financial information relating to the Contributed Assets fairly presents their financial condition in all material respects.]

4.9  No Brokers. No broker, finder, or investment banker is entitled to any fee in connection with this Agreement as a result of Parent’s actions.

ARTICLE V — REPRESENTATIONS AND WARRANTIES OF NEWCO

NewCo represents and warrants to Parent:

5.1  Organization. NewCo is a newly formed Nevada corporation, duly organized and validly existing, with the capital structure set forth in its Articles of Incorporation.

5.2  Authority. NewCo has full power and authority to enter into this Agreement and to issue the shares contemplated hereby. The execution and delivery of this Agreement have been duly authorized by NewCo’s Board of Directors.

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5.3  No Prior Operations. NewCo has not conducted any business or incurred any liabilities prior to the Closing, except in connection with its formation and this Agreement.

5.4  Valid Issuance. The shares of NewCo capital stock to be issued to Parent will be duly authorized, validly issued, fully paid, and non-assessable.

ARTICLE VI — COVENANTS

6.1  Further Assurances. The Parties shall cooperate and execute all documents reasonably necessary to effect the Contribution.

6.2  Access and Records. Parent shall provide NewCo reasonable access to books, records, and personnel related to the Contributed Assets prior to and after Closing.

6.3  Tax Cooperation. The Parties shall cooperate in good faith to file all required tax returns consistently with the intended tax treatment of the Contribution.

6.4  Conduct of Business. Until Closing, Parent shall conduct the Business in the ordinary course and not take actions that would materially adversely affect the Contributed Assets.

6.5  Employee Matters. [Transition of employees, benefit plans, etc., to be detailed in Schedules or a separate exhibit.]

ARTICLE VII — INDEMNIFICATION

7.1  Indemnification by Parent. Parent shall indemnify, defend, and hold harmless NewCo and its officers, directors, and affiliates from and against any and all losses, damages, liabilities, costs, and expenses

(including reasonable attorneys’ fees) arising out of or relating to: (i) any Excluded Liabilities; (ii) any breach of Parent’s representations, warranties, or covenants; (iii) any pre-Closing liabilities or claims related to the Contributed Assets not assumed by NewCo; and (iv) any taxes of Parent or its affiliates for periods prior to Closing.

7.2  Indemnification by NewCo. NewCo shall indemnify Parent from and against losses arising out of: (i)

Assumed Liabilities; (ii) any breach of NewCo’s representations or covenants; and (iii) post-Closing operations of the Contributed Assets.

7.3  Procedures. The indemnified Party shall provide prompt notice and reasonable cooperation.

Indemnification shall be net of insurance proceeds and subject to standard limitations (e.g., baskets, caps if negotiated).

ARTICLE VIII — CONDITIONS TO CLOSING

The obligations of the Parties to consummate the Closing are subject to the satisfaction (or waiver) of conditions including:

•         Approval by the Boards of Directors of both Parties.

•         All representations and warranties remaining true and correct in all material respects.

•         No material adverse effect on the Contributed Assets.

•         Receipt of any required consents or approvals (if any third-party consents are needed for key contracts).

•         Execution of all ancillary documents (assignments, bills of sale, etc.).

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ARTICLE IX — CLOSING

9.1  Closing Date. The Closing shall occur on [DATE] or such other date as the Parties agree (the “Closing Date”).

9.2  Deliverables at Closing. At Closing:

▪  Parent shall deliver: (i) instruments of assignment and conveyance for Contributed Assets; (ii) all necessary consents and approvals; (iii) books and records; and (iv) such other documents as reasonably requested.

▪  NewCo shall deliver: (i) stock certificates or book-entry confirmations for the shares issued to Parent; (ii) assumption instruments for Assumed Liabilities; and (iii) such other documents as reasonably requested.

ARTICLE X — TAX MATTERS

10.1  Intended Tax Treatment. The Parties intend, and shall use commercially reasonable efforts, to structure the Contribution so that it qualifies for non-recognition treatment under Section 351 of the Code, to the extent permitted by applicable law. Notwithstanding the foregoing, the Parties acknowledge and agree that qualification under Section 351 depends on facts and circumstances that may be outside the control of either Party, and neither Party makes any representation, warranty, covenant, or guarantee that the Contribution will qualify for such treatment. Each Party shall bear its own tax risks associated with the Contribution, and no Party shall have any liability to the other if the Contribution does not qualify for Section 351 or any other non-recognition provision of the Code.

10.2  Filing Position; Consistency. Subject to Section 10.1, each Party shall report the Contribution consistently with the intended Section 351 treatment on all federal, state, local, and foreign tax returns,

unless otherwise required by a change in law, a final determination by a taxing authority, or written advice of independent tax counsel. Nothing in this Agreement shall obligate either Party to take any tax position that is contrary to applicable law or that would reasonably be expected to result in penalties.

10.3  No Tax Representations. Except as expressly set forth in this Agreement, Parent makes no representation or warranty regarding the tax attributes, basis, earnings and profits, or other tax characteristics of the Contributed Assets, and NewCo acknowledges that it is not relying on Parent for any such representations. NewCo further acknowledges that Parent is not providing any assurance regarding the availability of tax-free treatment, the tax basis of assets or shares received, or the future tax consequences of the Contribution.

10.4  Cooperation. The Parties shall reasonably cooperate in connection with the preparation and filing of any tax returns, forms, or statements required to be filed with respect to the Contribution, including any information required under Treasury Regulations §§ 1.351-3 or 1.368-3, if applicable. Each Party shall provide the other with such information as may reasonably be requested to support the intended tax treatment, provided that no Party shall be required to disclose privileged information or take any action that would reasonably be expected to prejudice its tax position.

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10.5  Allocation of Basis and Consideration. The Parties shall work together in good faith to prepare any basis allocation or consideration allocation required under the Code or Treasury Regulations. Any such allocation shall not constitute a representation or warranty regarding the tax consequences of the

Contribution and shall be binding solely for reporting purposes unless otherwise required by law.

10.6  Tax Liabilities. Parent shall be responsible for all tax liabilities of Parent (other than tax liabilities of the Contributed Subsidiaries expressly included as Assumed Liabilities) for all taxable periods ending on or before the Closing Date. NewCo shall be responsible for tax liabilities of NewCo and the Contributed Subsidiaries for all taxable periods beginning after the Closing Date, except to the extent such liabilities constitute Excluded Liabilities.

10.7  Tax Rulings and Opinions. Neither Party shall be obligated to obtain a tax ruling or tax opinion in connection with the Contribution. If either Party elects to seek a ruling or opinion, it shall do so at its own expense, and no Party shall be required to rely on or adopt the conclusions of such ruling or opinion.

ARTICLE XI — MISCELLANEOUS

11.1      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

11.2      Entire Agreement. This Agreement (including all Schedules and Exhibits) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

11.3     Amendments. This Agreement may be amended only by a written instrument signed by both Parties.

11.4      Severability. If any provision is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

11.5      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

11.6      Notices. All notices shall be in writing and delivered by overnight courier, email (with confirmation), or certified mail to the addresses set forth above (or such other address as a Party may designate).

11.7     Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except that Parent may assign to an affiliate.

11.8      Construction. Headings are for convenience only. The word “including” means “including without limitation.”

11.9      Expenses. Each Party shall bear its own expenses incurred in connection with this Agreement, except as otherwise agreed.

11.10      Confidentiality. The Parties shall keep confidential the terms of this Agreement and non-public information exchanged, except as required by law.

11.11     No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their permitted successors and assigns.

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11.12      Survival. Representations, warranties, covenants, and indemnification obligations shall survive the Closing for the periods specified or, if none, for three (3) years or as required by applicable law.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. IQSTEL, INC.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer

IQSTEL OPERATING HOLDINGS INC.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer

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SCHEDULES AND EXHIBITS

to the

CONTRIBUTION AND ASSUMPTION AGREEMENT

dated June July 2nd, 2026

between IQSTEL, Inc. and IQSTEL Operating Holdings Inc.

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SCHEDULE 1.1

ASSUMED LIABILITIES

NewCo assumes and agrees to pay, perform, and discharge when due the following liabilities of Parent and its subsidiaries related to the Contributed Assets (as defined in Schedule 1.2), as they exist on the Closing Date:

1.       All accounts payable and accrued expenses arising in the ordinary course of business from the operations of the Contributed Subsidiaries, including amounts owed to telecommunications carriers, vendors, and service providers for voice termination, SMS termination, network capacity, and related services.

2.       All obligations under existing interconnection agreements, peering arrangements, and carrier contracts, including but not limited to agreements with China Telecom, PCCW, Hutchinson

Telecom, Vodafone India, KDDI, Airtel, Reliance, Viettel, TATA Communications, Flow Jamaica (Cable and Wireless Caribbean), Cable and Wireless Panama, Millicom (TIGO), Telefonica de

España (Movistar), Telecom Italia (TIM), Portugal Telecom (MEU), Optimus (NOS), Belgacom (BICS), Deutsche Telekom, iBasis, Orbitel, Entel, Orange Wholesale International, and other carriers with whom the Contributed Subsidiaries maintain interconnections.

3.       All employee-related liabilities for employees transferring to NewCo or its subsidiaries, including accrued salaries, wages, bonuses, vacation pay, severance obligations, and benefits under existing employment agreements and benefit plans.

4.       All regulatory and licensing obligations of the Contributed Subsidiaries, including the Swiss telecommunications license held by SwissLink Carrier AG and the Italian Network Infrastructure & Provision license and Publicly Available Telephone Services license obtained by SwissLink Carrier AG in February 2026.

5.       All contractual obligations under customer agreements for the provision of international voice termination services, US/Canada inbound and origination services, Global DIDs, Global Toll-Free Numbers, PBX services, SIP Trunking, A2P and P2P SMS termination services, and B2B digital gift card and incentives platform services (including those operated through GlobeTopper LLC).

6.       All liabilities arising from the ownership and operation of the Contributed Assets, including obligations under equipment leases, software licenses, and technology platform agreements used in the telecommunications, fintech, and AI operations.

7.       Any other liabilities expressly identified in writing by the Parties as Assumed Liabilities prior to or at Closing.

NewCo does not assume any liabilities that are Excluded Liabilities under Schedule 1.3.

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SCHEDULE 1.2

CONTRIBUTED ASSETS

Parent contributes, assigns, transfers, and conveys to NewCo all of Parent’s right, title, and interest in and to the following assets, properties, rights, and businesses (the “Contributed Assets”):

A.  Equity Interests

Parent contributes its entire ownership interest in each of the following entities:

▪  100% of the membership interests in Etelix.com USA LLC

▪  51% of the share capital in SwissLink Carrier AG

▪  51% of the membership interests in Whisl Telecom LLC

▪  51% of the membership interests in Smartbiz Telecom LLC

▪  51% of the ordinary shares in QXTEL Limited

▪  100% of the membership interests in QGlobal SMS LLC

▪  51% of the membership interests in IoT Labs LLC

▪  75% of the membership interests in ItsBchain LLC

▪  51% of the membership interests in GlobeTopper LLC

▪  75% of the membership interests in Global Money One Inc.

▪  100% of the membership interests in Reality Border LLC

B.  Telecommunications Operations and Assets

All assets, rights, and operations comprising the telecommunications business, including:

▪  International voice termination services for carriers

▪  US/Canada inbound and origination services

▪  US/Canada DIDs and Toll-Free Numbers

▪  Global DIDs and Global Toll-Free Numbers

▪  PBX (Private Branch Exchange) services for small businesses

▪  SIP Trunking services

▪  International and domestic SMS termination services (A2P and P2P)

▪  IoT SMS traffic exchange services between the US and Mexico

▪  All network infrastructure, switching platforms, routing systems, and capacity agreements

▪  All 603+ high-value network interconnections worldwide

▪  Historical and current capacity on submarine fiber optic cable systems (including any remaining rights related to the Maya-1 cable system)

▪  All customer contracts, revenue streams, and commercial relationships associated with the above services

C.  Fintech Operations and Assets

All assets, rights, and operations comprising the fintech business, including:

▪  B2B digital gift card and incentives platform operations (including the platform, catalog of over 4,000 merchant brands, and transaction processing systems operated by GlobeTopper LLC)

▪  MasterCard debit card issuance and management infrastructure

▪  US bank account services (without SSN requirement)

▪  Mobile application and wallet services for remittances and mobile top-up

▪  All customer contracts, merchant relationships, banking partnerships, and technology platforms supporting these services

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D.  AI and Blockchain Operations and Assets

All assets, rights, and operations comprising the AI and blockchain business lines, including:

▪  Mobile Number Portability Application (MNPA) platform and related blockchain technology developed by ItsBchain LLC

▪  AI software solutions for enterprise and telecommunications applications, including Airweb.ai (AI-powered customer engagement for web and phone channels), IQ2Call.ai (AI-enabled call center and customer care applications), and IQCortex.ai (broader AI platform capabilities)

▪  All related software, workflows, conversational interfaces, multilingual models, and integration tools

▪  All development assets, source code, and intellectual property related to these platforms

E.  Intellectual Property

All intellectual property used in or related to the Contributed Assets, including trademarks, service marks, domain names, software (including switching and routing platforms), proprietary technology, trade secrets, and copyrights.

F. Contracts and Agreements

All contracts, agreements, and arrangements to which Parent or any Contributed Subsidiary is a party that relate to the Contributed Assets, including interconnection agreements, customer agreements, vendor agreements, and technology licenses.

G.  Books, Records, and Data

All books, records, data, files, and documentation (whether in physical or electronic form) relating to the Contributed Assets and the operations of the Contributed Subsidiaries.

H.  Licenses and Authorizations

All licenses, permits, authorizations, and regulatory approvals held by the Contributed Subsidiaries,

including the Swiss telecommunications license and the Italian licenses held by SwissLink Carrier AG.I. Other Assets

All other tangible and intangible assets, properties, and rights used in or necessary for the operation of the businesses described above, including equipment, inventory, and goodwill.

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SCHEDULE 1.3

EXCLUDED ASSETS AND EXCLUDED LIABILITIES

Excluded Assets

The following assets are excluded from the Contribution:

•         All cash and cash equivalents held by Parent (IQSTEL, Inc.) at the corporate level.

•         Any equity securities or ownership interests in entities that are not listed in Schedule 1.2.

•         Parent-level corporate contracts, records, and assets that are not used in the operating businesses of the Contributed Subsidiaries.

•         Any assets specifically related to corporate governance, securities compliance, or Parent-level financing activities.

Excluded Liabilities

The following liabilities are excluded from the Assumption:

•         Any debt, loans, or financing obligations incurred at the Parent (IQSTEL, Inc.) level.

•         Any liabilities arising from Parent’s status as a public company, including securities law compliance, reporting obligations, or shareholder-related matters.

•         Any liabilities related to potential or future third-party transactions, investor arrangements, or strategic deals (whether or not currently under discussion).

•         Any litigation, claims, or proceedings not directly arising from the ownership or operation of the Contributed Assets.

•         Tax liabilities of Parent (IQSTEL, Inc.) for periods prior to Closing, other than tax liabilities of the Contributed Subsidiaries that are expressly included as Assumed Liabilities.

•         Any liabilities expressly designated in writing by the Parties as Excluded Liabilities.

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EXHIBIT A

FORM OF BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment is made as of [Closing Date], by and between IQSTEL, Inc. (“Seller”) and IQSTEL Operating Holdings Inc. (“Buyer”).For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby accepts, all of Seller’s right, title, and interest in and to the

Contributed Assets described in Schedule 1.2 of the Contribution and Assumption Agreement dated July 2nd, 2026, free and clear of all liens and encumbrances except for Permitted Liens.

Seller also assigns to Buyer, and Buyer assumes, the Assumed Liabilities described in Schedule 1.1 of the same Agreement.

This instrument is delivered pursuant to and is subject to the terms of the Contribution and Assumption Agreement.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale and Assignment as of the date first written above.

IQSTEL, Inc.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer

IQSTEL Operating Holdings Inc.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer

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SCHEDULE 4.6

MATERIAL CONTRACTS

The following are material contracts included in the Contributed Assets:

1.       All interconnection and peering agreements with telecommunications carriers, including agreements with China Telecom, PCCW, Hutchinson Telecom, Vodafone India, KDDI, Airtel, Reliance, Viettel, TATA Communications, Flow Jamaica, Cable and Wireless entities, Millicom (TIGO), Telefonica (Movistar), Telecom Italia (TIM), Belgacom (BICS), Deutsche Telekom, iBasis, Orbitel, Entel, Orange Wholesale International, and other carriers.

2.       Customer agreements for voice termination, SMS services, DID and Toll-Free number services, and related telecommunications services.

3.       Acquisition agreements and related documents for the acquisition of the Contributed Subsidiaries.

4.       Technology and platform agreements supporting the switching platform, routing systems, and AI solutions.

5.       License agreements and regulatory authorizations, including the Swiss and Italian licenses held by SwissLink Carrier AG.

6.       Merchant and partner agreements for the B2B digital gift card and incentives platform operated by GlobeTopper LLC.

7.       Banking and card network agreements related to debit card and financial services operations.

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SCHEDULE 4.7

INTELLECTUAL PROPERTY

The Contributed Assets include the following intellectual property:

▪  All trademarks and service marks used in connection with the telecommunications, fintech, and AI businesses, including those associated with Etelix, SwissLink, QGlobal, GlobeTopper, Reality Border, and related brands.

▪  All domain names used in the Business.

▪  Proprietary software, including switching and routing platforms, the Mobile Number Portability Application (MNPA), and AI platforms (Airweb.ai, IQ2Call.ai, and IQCortex.ai), including all source code, object code, and related documentation.

▪  Trade secrets, know-how, and confidential information related to network routing algorithms, SMS termination processes, fintech platform operations, and AI workflow systems.

▪  Any patents, copyrights, or other intellectual property rights owned or licensed by the Contributed Subsidiaries and used in the Business.

At Closing, Parent shall execute and deliver intellectual property assignment agreements in form acceptable to NewCo to perfect the transfer of all such intellectual property.

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SCHEDULE 6.5

EMPLOYEE TRANSITION MATTERS

As of December 31, 2025, the Contributed Subsidiaries collectively employed approximately 100 employees located in the United States, Argentina, the United Kingdom, Switzerland, Turkey, Dubai, and other jurisdictions.

All employees of the Contributed Subsidiaries as of the Closing Date shall be offered continued

employment by NewCo or its subsidiaries on terms substantially similar to their current employment terms.NewCo shall assume all obligations under existing employment agreements, offer letters, and employee benefit plans for transferring employees, including accrued but unpaid compensation, vacation, and severance entitlements to the extent they constitute Assumed Liabilities.

Parent and NewCo shall cooperate in providing any required employee notifications and in effecting the orderly transfer of employees and related records.

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EXHIBIT B

FORM OF STOCK ISSUANCE RESOLUTIONRESOLUTION OF THE BOARD OF

DIRECTORS OF

IQSTEL OPERATING HOLDINGS INC.

WHEREAS, the Board of Directors has approved the Contribution and Assumption Agreement dated July 2nd, 2026, pursuant to which IQSTEL, Inc. will contribute certain assets to the Company in exchange for shares of the Company’s capital stock;

NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized to issue to IQSTEL, Inc. such number of shares of Common Stock and Preferred Stock (including Series A, B, C, and D Preferred

Stock, as applicable) as determined by the officers of the Company to be necessary to effect the

Contribution and to result in IQSTEL, Inc. owning 100% of the issued and outstanding capital stock of the Company immediately following the Closing;

FURTHER RESOLVED, that the officers of the Company are authorized to execute and deliver stock certificates or book-entry confirmations evidencing such issuance and to take all actions necessary or appropriate to carry out the foregoing resolution.

Adopted this day of , 2026.

Secretary

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